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                                                                      EXHIBIT 12

                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)

                                                                Twelve Weeks Ended
                                                                  March 26, 1999
                                                                ------------------
Income before income taxes                                              $160
Loss related to equity method investees                                    2
                                                                      ------
                                                                         162
Add/(deduct):
   Fixed charges                                                          31
   Interest capitalized                                                   (7)
                                                                      ------
EARNINGS AVAILABLE FOR FIXED CHARGES                                    $186
                                                                      ======
Fixed charges:
   Interest expensed and capitalized(1)                                 $ 18
   Estimate of the interest within rent expense                           13
                                                                      ------
TOTAL FIXED CHARGES                                                     $ 31
                                                                      ======

                                                                      ------
RATIO OF EARNINGS TO FIXED CHARGES                                       6.0
                                                                      ======

(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.